Exhibit 8.1

October 6, 2025

Sonnet BioTherapeutics Holdings, Inc.

100 Overlook Center, Suite 102

Princeton, New Jersey 08540

Ladies and Gentlemen,

We have acted as U.S. tax counsel to Sonnet BioTherapeutics, Inc., a Delaware corporation (the “Company”), in connection with the proposed (the “Company Merger”) of TBS Merger Sub Inc., a Delaware corporation (“Company Merger Sub”) and a direct wholly-owned subsidiary of Hyperliquid Strategies Inc., a Delaware corporation (“Pubco”) with and into the Company, with the Company surviving, pursuant to the Business Combination Agreement by and among Pubco, Company Merger Sub, the Company and certain other parties dated as of July 11, 2025 (the “Business Combination Agreement”). At your request, in connection with the filing of the Form S-4 (Registration No. 333-290034) on the date of this letter (including the proxy statement/prospectus contained therein, the “Registration Statement”), we are rendering our opinion regarding the qualification of the Company Merger as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Capitalized terms but not defined in this opinion have the meanings ascribed to them in the Business Combination Agreement.

In rendering our opinion, we have examined the Business Combination Agreement, the Registration Statement (as amended or supplemented through the date of this letter) and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Company Merger will be consummated in accordance with the provisions of the Business Combination Agreement and as described in the Registration Statement, (ii) no transaction, covenant or condition described in the Registration Statement and affecting this opinion will be waived by any party, (iii) the statements concerning the Company Merger and the parties set forth in the Business Combination Agreement are true, complete and correct, (iv) the Registration Statement is true, correct and complete, (v) the statements and representations made by Pubco and the Company in their respective officer’s certificates dated as of the date of this letter and delivered to us for purposes of this opinion (the “Officer’s Certificates”) are true, correct and complete as of the date of this letter and will remain true correct and complete at all times up to and including the Closing Date and thereafter as relevant, (vi) any statements or representations made in the Officer’s Certificates that are qualified by knowledge, belief, materiality or comparable qualification are and will be true, correct and complete without such qualification, and (vii) the Company and Pubco and their respective subsidiaries will treat the Company Merger for U.S. federal income tax purposes in a manner consistent with the opinion set forth below. If any of the above-described assumptions are untrue for any reason, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing, we are of the opinion that, under currently applicable U.S. federal income tax law, the Company Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

We express no opinion on any issue relating to the tax consequences of the Company Merger contemplated by the Registration Statement other than the opinion set forth above. Our opinion is based on current provisions of the Code, Treasury Regulations thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Company Merger, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth in this letter. We assume no responsibility to inform the Company of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references in the Registration Statement to us. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours.

/s/ Lowenstein Sandler LLP

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